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                                                       EXHIBIT 23.2

June 29, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



Commissioners:

We are aware that our reports dated April 14, 1999 and January 20, 1999 on our reviews of interim financial information of The Advest Group, Inc.(the "Company") for the periods ended March 31, 1999 and December 31, 1998 and included in the Company's quarterly reports on Form 10-Q for the quarters then ended is incorporated by reference in this Registration Statement.

Yours very truly,


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP